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                                                                     EXHIBIT 8.1

                                October 6, 1997


Enron Corp.
1400 Smith Street.
Houston, Texas  77002

Gentlemen:

         We participated in the preparation of the Registration Statement on Form S-4 with respect to the merger of a wholly-owned subsidiary of Enron Corp. with and into Enron Global Power & Pipelines L.L.C. (the "Registration Statement"), including the discussion set forth in the Registration Statement under the heading "Federal Income Tax Considerations". The discussion and the legal conclusions with respect to federal income tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.



                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.